RBC Capital Markets®	Filed Pursuant to Rule 433 Registration Statement No. 333-163632

The information in this preliminary terms supplement is not complete and may be changed.

Preliminary Terms Supplement

Subject to Completion:
Dated July 8, 2010

Pricing Supplement Dated July    , 2010 to the Product
Prospectus Supplement Dated June 25, 2010, Prospectus
Dated January 11, 2010, and Prospectus Supplement Dated
January 11, 2010

$ __________ Reverse Convertible Notes Each Linked to the Common Stock of a Single Reference Stock Issuer Royal Bank of Canada

Royal Bank of Canada is offering forty six (46) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this terms supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” beginning on page PS-3 of the product prospectus supplement dated June 25, 2010.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this terms supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Forty Six RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	July 27, 2010	Principal Amount:	$1,000 per RevCons
Issuance Date:	July 30, 2010	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Share Price:	The closing price of the Reference Stock on the pricing date.	Final Share Price:	The closing price of the Reference Stock on the valuation date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From the Pricing Date to the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Share Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2212	Alcoa Inc. (AA)	14.25%	75%	3 month	78008KBU6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2213	Apple Inc. (AAPL)	12.00%	80%	3 month	78008KBV4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2214	Arch Coal Inc. (ACI)	19.25%	75%	3 month	78008KBW2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2215	Aflac, Inc. (AFL)	17.50%	80%	3 month	78008KBX0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2216	Amazon.com, Inc. (AMZN)	13.50%	75%	3 month	78008KBY8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2217	Apollo Group, Inc. (APOL)	14.50%	75%	3 month	78008KBZ5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

(continued on the next page)

RBC Capital Markets Corporation

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2218	Yamana Gold, Inc. (AUY)	14.25%	80%	3 month	78008KCA9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2219	American Express Company (AXP)	12.75%	75%	3 month	78008KCB7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2220	Bank of America Corporation (BAC)	13.75%	80%	3 month	78008KCC5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2221	Peabody Energy Corp. (BTU)	16.75%	75%	3 month	78008KCD3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2222	Citigroup, Inc.(C)	15.00%	80%	3 month	78008KCE1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2223	Continental Airlines, Inc. (CAL)	25.00%	65%	3 month	78008KCF8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2224	Chesapeake Energy Corporation (CHK)	15.25%	80%	3 month	78008KCG6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2225	Delta Air Lines, Inc. (DAL)	20.75%	65%	3 month	78008KCH4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2226	DryShips Inc. (DRYS)	25.00%	70%	3 month	78008KCJ0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2227	eBay Inc. (EBAY)	10.25%	80%	3 month	78008KCK7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2228	iShares MSCI Brazil Index (EWZ)	11.00%	80%	3 month	78008KCL5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2229	Ford Motor Company (F)	14.75%	75%	3 month	78008KCM3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2230	Freeport-McMoRan Copper & Gold Inc. (FCX)	18.50%	75%	3 month	78008KCN1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2231	Fifth Third Bancorp(FITB)	19.25%	75%	3 month	78008KCP6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2232	First Solar, Inc. (FSLR)	17.50%	75%	3 month	78008KCQ4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2233	Frontier Oil Corporation (FTO)	16.75%	80%	3 month	78008KCR2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2234	General Electric Company (GE)	10.25%	80%	3 month	78008KCS0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2235	Green Mountain Coffee Roasters, Inc. (GMCR)	18.75%	75%	3 month	78008KCT8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2236	Genworth Financial Inc. (GNW)	22.25%	70%	3 month	78008KCU5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2237	The Hartford Financial Services Group, Inc. (HIG)	20.00%	75%	3 month	78008KCV3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2238	Starwood Hotels & Resorts Worldwide, Inc. (HOT)	16.50%	75%	3 month	78008KCW1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2239	Joy Global Inc. (JOYG)	22.25%	75%	3 month	78008KCX9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2240	JPMorgan Chase & Co. (JPM)	11.25%	80%	3 Month	78008KCY7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2241	KeyCorp (KEY)	14.50%	70%	3 month	78008KCZ4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2242	Lincoln National Corporation (LNC)	15.00%	70%	3 month	78008KDA8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2243	Las Vegas Sands Corp. (LVS)	25.25%	65%	3 month	78008KDB6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

(continued on the next page)

RBC Capital Markets Corporation
P2

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
2244	The Mosaic Company (MOS)	15.75%	80%	3 month	78008KDC4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2245	Netflix Inc. (NFLX)	21.25%	70%	3 month	78008KDD2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2246	Northern Oil and Gas, Inc. (NOG)	19.00%	70%	3 month	78008KDE0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2247	NYSE Euronext (NYX)	12.25%	80%	3 month	78008KDF7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2248	Petroleo Brasileiro S.A. (PBR)	12.25%	80%	3 month	78008KDG5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2249	Potash Corporation of Saskatchewan, Inc. (POT)	12.25%	80%	3 month	78008KDH3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2250	Rackspace Hosting, Inc. (RAX)	17.75%	75%	3 month	78008KDJ9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2251	Research In Motion Limited (RIMM)	15.25%	75%	3 month	78008KDK6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2252	Sprint Nextel Corporation (S)	21.00%	70%	3 month	78008KDL4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2253	Trina Solar Limited (TSL)	27.75%	70%	3 month	78008KDM2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2254	Vale SA (VALE)	16.50%	80%	3 month	78008KDN0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2255	Wells Fargo & Company (WFC)	14.75%	80%	3 month	78008KDP5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2256	Wynn Resorts Limited (WYNN)	17.50%	70%	3 month	78008KDQ3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
2257	United States Steel Corporation (X)	16.75%	70%	3 month	78008KDR1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is __%.
The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this terms supplement in the initial sale of the RevCons. In addition, RBC Capital Markets Corporation or another of our affiliates may use this terms supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this terms supplement is being used in a market-making transaction.

RBC Capital Markets Corporation
P3

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this terms supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This terms supplement relates to forty six (46) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock.  All of the Notes offered by this terms supplement are collectively referred to as the “Notes”. The Notes have a term of three months. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this terms supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series D

Pricing Date:	July 27, 2010

Issuance Date:	July 30, 2010

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the last business day of each month during the term of the Note, except for the final coupon, which will be paid on the applicable Maturity Date.

Valuation Date:	October 26, 2010

Maturity Date:	October 29, 2010

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

Initial Share Price:	The closing price of the Reference Stock on the Pricing Date.

Final Share Price:	The closing price of the Reference Stock on the Valuation Date.

RBC Capital Markets Corporation
P4

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Payment at Maturity (if held to maturity):	For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and

(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Share Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets Corporation

Secondary Market:
RBC Capital Markets Corporation (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated In the Master Note
All of the terms appearing above the item captioned “Secondary Market” on the cover page of this terms supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets Corporation
P5

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

ADDITIONAL TERMS OF YOUR NOTES

You should read this terms supplement together with the prospectus dated January 11, 2010, as supplemented by the prospectus supplement dated January 11, 2010 and the product prospectus supplement dated June 25, 2010, relating to our Senior Global Medium-Term Notes, Series D, of which these Notes are a part. Capitalized terms used but not defined in this terms supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this terms supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this terms supplement carefully.

This terms supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 11, 2010 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated June 25, 2010, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000063/m18100424b3.htm

Prospectus Supplement dated January 11, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910000064/f17102424b3.htm

Product Prospectus Supplement dated June 25, 2010:
http://www.sec.gov/Archives/edgar/data/1000275/000121465910001745/b61101424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Royal Bank of Canada has filed a registration statement (including a product supplement, and prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. Before you invest, you should read those documents and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus, the prospectus supplement and the prospectus if you so request by calling toll-free 866-609-6009.

RBC Capital Markets Corporation
P6

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 75% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Share Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200	100.00%	100.00%	n/a	n/a
$175	100.00%	100.00%	n/a	n/a
$150	100.00%	100.00%	n/a	n/a
$125	100.00%	100.00%	n/a	n/a
$100	100.00%	100.00%	n/a	n/a
$90	100.00%	Physical or Cash Delivery Amount	10	$900
$80	100.00%	Physical or Cash Delivery Amount	10	$800
$75	100.00%	Physical or Cash Delivery Amount	10	$750
$74.50	n/a	Physical or Cash Delivery Amount	10	$745
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

RBC Capital Markets Corporation
P7

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets Corporation
P8

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

•
RevCon 78008KBU6 (AA): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KBV4 (AAPL): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KBW2 (ACI): [ ]% of each stated interest payment (19.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KBX0 (AFL): [ ]% of each stated interest payment (17.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KBY8 (AMZN): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KBZ5 (APOL): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCA9 (AUY): [ ]% of each stated interest payment (14.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCB7 (AXP): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCC5 (BAC): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCD3 (BTU): [ ]% of each stated interest payment (16.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCE1 (C): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCF8 (CAL): [ ]% of each stated interest payment (25.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCG6 (CHK): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets Corporation
P9

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

•
RevCon 78008KCH4 (DAL): [ ]% of each stated interest payment (20.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCJ0 (DRYS): [ ]% of each stated interest payment (25.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCK7 (EBAY): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCL5 (EWZ): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCM3 (F): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCN1 (FCX): [ ]% of each stated interest payment (18.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCP6 (FITB): [ ]% of each stated interest payment (19.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCQ4 (FSLR): [ ]% of each stated interest payment (17.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCR2 (FTO): [ ]% of each stated interest payment (16.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCS0 (GE): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCT8 (GMCR): [ ]% of each stated interest payment (18.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCU5 (GNW): [ ]% of each stated interest payment (22.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCV3 (HIG): [ ]% of each stated interest payment (20.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCW1 (HOT): [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets Corporation
P10

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

•
RevCon 78008KCX9 (JOYG): [ ]% of each stated interest payment (22.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCY7 (JPM): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KCZ4 (KEY): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDA8 (LNC): [ ]% of each stated interest payment (15.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDB6 (LVS): [ ]% of each stated interest payment (25.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDC4 (MOS): [ ]% of each stated interest payment (15.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDD2 (NFLX): [ ]% of each stated interest payment (21.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDE0 (NOG): [ ]% of each stated interest payment (19.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDF7 (NYX): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDG5 (PBR): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDH3 (POT): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDJ9 (RAX): [ ]% of each stated interest payment (17.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDK6 (RIMM): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDL4 (S): [ ]% of each stated interest payment (21.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets Corporation
P11

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

•
RevCon 78008KDM2 (TSL): [ ]% of each stated interest payment (27.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDN0 (VALE): [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDP5 (WFC): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDQ3 (WYNN): [ ]% of each stated interest payment (17.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008KDR1 (X): [ ]% of each stated interest payment (16.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated June 25, 2010 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

RBC Capital Markets Corporation
P12

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

•
Alcoa Inc. produces primary aluminum, fabricated aluminum, and alumina, and participates in mining, refining, smelting, fabricating, and recycling.  The Company serves customers worldwide primarily in the transportation, packaging, building, and industrial markets with both fabricated and finished products.

•
Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, third-party wholesalers, and resellers.

•
Arch Coal, Inc. mines, processes, and markets low sulfur coal from surface, underground, and auger mines located in the western United States and in the central Appalachian region.  The Company markets its coal primarily to electric utilities.

•
Aflac, Inc. is a general business holding company. The Company, through its subsidiaries, provides supplemental insurance to individuals in the United States and Japan.  Aflac's products include accident/disability plans, cancer expense plans, short-term disability plans, sickness and hospital indemnity plans, hospital intensive care plans, and fixed-benefit dental plans.

•
Amazon.com, Inc. is an online retailer that offers a wide range of products. The Company's products include books, music, videotapes, computers, electronics, home and garden, and numerous other products.  Amazon offers personalized shopping services, Web-based credit card payment, and direct shipping to customers.

•
Apollo Group, Inc. provides higher education programs for working adults. The Company provides educational programs and services at the high school, undergraduate, and graduate levels online and on-campus through subsidiaries.

•	Yamana Gold Inc. is an intermediate gold producer with production, development stage, and exploration properties throughout Brazil. The Company also holds gold exploration properties in Argentina.

RBC Capital Markets Corporation
P13

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

•
American Express Company is a global payment and travel company. The Company's principal products and services are charge and credit payment card products and travel-related services offered to consumers and businesses around the world.

•
Bank of America Corporation accepts deposits and offers banking, investing, asset management, and other financial and risk-management products and services.  The Company has a mortgage lending subsidiary, and an investment banking and securities brokerage subsidiary.

•
Peabody Energy Corporation mines and markets predominantly low sulfur coal, primarily for use by electric utilities.  The Company also trades coal and emission allowances. Peabody owns and operates mines in Arizona, Colorado, New Mexico and Wyoming, Illinois, Indiana, and Australia. The Company also a minority interest in a Venezuelan mine through a joint venture.

•
Citigroup Inc. is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers around the world.  The Company's services include investment banking, retail brokerage, corporate banking, and cash management products and services.

•	Continental Airlines, Inc. is an air carrier that transports passengers, cargo, and mail. The Company serves airports worldwide. Continental serves Europe, South America, Hong Kong, and Tokyo.

•
Chesapeake Energy Corporation produces oil and natural gas.  The Company's operations are focused on discovering, developing and acquiring conventional and unconventional natural gas reserves onshore in the United States.

•	Delta Air Lines, Inc. provides scheduled air transportation for passengers, freight, and mail over a network of routes throughout the United States and internationally.

•
DryShips Inc. owns and operates drybulk carriers.  Commodities transported by the Company consist of major bulks, which include iron ore, coal, and grain, and minor bulks such as bauxite, phosphate and steel products. The Company also owns Ultra Deep Water Rigs.

•
eBay Inc. operates an online trading community.  The Company's service is used by buyers and sellers for the exchange of products and services such as coins, collectibles, computers, memorabilia, stamps and toys, as well as concert and sporting tickets.  eBay also offers, through a subsidiary, secure online payment services.

•
iShares MSCI Brazil Index Fund is an exchange-traded fund in the USA.  The Fund's objective is to provide investment results that correspond to the performance of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil (Free) Index.  The Fund invests in a representative sample of index stocks using a "portfolio sampling" technique.

•	Ford Motor Company designs, manufactures, and services cars and trucks. The Company also provides vehicle-related financing, leasing, and insurance through its subsidiary.

RBC Capital Markets Corporation
P14

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The Company primarily mines for copper and owns mining interests in Chile and Indonesia. Freeport-McMoRan Copper & Gold also, through a subsidiary, is involved in smelting and refining of copper concentrates.

•
Fifth Third Bancorp is a diversified financial services company that operates banking centers in the Midwestern and Southeastern regions of the United States.  The Company's principal businesses include retail banking, commercial banking, investment advisory, and data processing.

•	First Solar, Inc. designs and manufactures solar modules. The Company uses a thin film semiconductor technology to manufacture electricity-producing solar modules.

•
Frontier Oil Corporation conducts crude oil refining in the Rocky Mountain region of the United States.  The Company sells refined products to a variety of independent retailers, jobbers, and major oil companies.

•
General Electric Company is a diversified technology, media and financial services company. The Company offers products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and industrial products. General Electric conducts operations globally.

•
Green Mountain Coffee Roasters, Inc. roasts Arabica coffees and offers various coffee selections.  The Company's products include single-origin, estate, certified organic, Fair Trade, signature blends, and flavored coffees sold under the Green Mountain Coffee Roasters brand.  Green Mountain serves offices, supermarkets, and convenience stores, and operates a direct mail business.

•
Genworth Financial Inc. offers insurance, wealth management, investment and financial solutions   The Company offers products that include life insurance products, long-term care insurance, and mortgage guarantee insurance coverage on residential mortgage loans.  Genworth is active in the United States, Canada, Australia, New Zealand, Mexico and multiple European countries.

•
The Hartford Financial Services Group, Inc. provides a range of insurance products.  The Company's products include property and casualty insurance, annuities, life insurance, investment services, and group insurance.  Hartford Financial operates around the world.

•	Starwood Hotels & Resorts Worldwide, Inc. owns, manages, and franchises luxury and upscale hotels throughout the world. The Company also develops and operates vacation interval ownership resorts.

•	Joy Global Inc. manufactures and markets underground mining equipment and surface mining equipment. The Company's equipment is used for the extraction of ores and minerals.

•
JPMorgan Chase & Co. provides global financial services and retail banking. The Company provides services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. JP Morgan Chase serves business enterprises, institutions, and individuals.

RBC Capital Markets Corporation
P15

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

•
KeyCorp is a financial services holding company.  The Company provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients.

•
Lincoln National Corporation owns and operates wealth accumulation and protection businesses.  The Company sells a wide range of products including institutional and/or retail fixed and indexed annuities, variable annuities, universal life insurance, variable universal life insurance, term life insurance, mutual funds, and managed accounts.

•
Las Vegas Sands Corp. owns and operates casino resorts and convention centers. The Company operates in United States, Macau and Singapore. Las Vegas Sand Corp's casino's offer a wide range of gaming activities and entertainment as well as overnight accommodations, while its expo centers host a wide range of entertainment shows, expositions, and other activities.

•
The Mosaic Company produces and distributes crop nutrients to the agricultural communities located in North America and other countries.  The Company's principal products include concentrated phosphates, and potash.

•
Netflix Inc. is an online movie rental service.  The Company ships DVDs with no due dates or late fees, directly to the subscriber's address.   Netflix also provides background information on DVD releases, including critic reviews, member reviews and ratings, and personalized movie recommendations.

•	Northern Oil and Gas, Inc. is an oil and gas exploration and production company. The Company is currently focused on the Rocky Mountain regions of the United States.

•
NYSE Euronext operates an international stock exchange.  The Company operates a marketplace for equities and derivatives in Belgium, France, the Netherlands and Portugal, derivatives in the United Kingdom, and equities and other securities in the United States.

•
Petroleo Brasileiro S.A. Petrobras explores for and produces oil and natural gas.  The Company refines, markets, and supplies oil products.  Petrobras operates oil tankers, distribution pipelines, marine, river and lake terminals, thermal power plants, fertilizer plants, and petrochemical units.  The Company operates in South America and elsewhere around the world.

•
Potash Corporation of Saskatchewan Inc. produces potash, phosphate, and nitrogen to the agricultural and industrial industries worldwide.  The Company conducts operations in Canada, Chile, the United States, Brazil, and Trinidad.

•	Rackspace Hosting, Inc. delivers websites, web-based IT systems, and provides related services.

•
Research In Motion Limited designs, manufactures, and markets wireless solutions for the worldwide mobile communications market. The Company provides platforms and solutions for access to email, phone, SMS messaging, Internet, and Intranet-based applications.

RBC Capital Markets Corporation
P16

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

•
Sprint Nextel Corporation offers a range of wireless and wireline communications services to consumer, business, and government customers.  The Company develops, engineers, and deploys various technologies, including two wireless networks offering mobile data services, instant national and international push-to-talk capabilities, and a global Tier 1 Internet backbone.

•
Trina Solar Limited manufactures solar-power products including photovoltaic wafers, ingots, cells and modules. The Company's solar modules provide environmentally-friendly electric power for residential, commercial, industrial, and other applications worldwide.

•
Vale SA produces and sells iron ore, pellets, manganese, alloys, gold, nickel, copper, kaolin, bauxite, alumina, aluminum, and potash. The Company is based in Brazil, where it owns and operates railroads and maritime terminals.

•
Wells Fargo & Company is a diversified financial services company providing banking, insurance, investments, mortgage, leasing, credit cards, and consumer finance.  The Company operates through physical stores, the Internet and other distribution channels across North America and elsewhere internationally.

•
Wynn Resorts Limited owns and operates luxury hotels and destination casino resorts in Las Vegas, Nevada and in Macau, China.  The resorts feature guest rooms and suits, restaurants, golf courses, and on-site luxury automotive dealerships.

•
United States Steel Corporation is an integrated steel producer with production operations in North America and Europe. The Company's operations include coke production in both North America and Europe and iron ore pellets in North America, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2006, 2007, 2008, 2009, as well as for the first two calendar quarters of 2010 and the period from July 1, 2010 to July 7, 2010. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets Corporation
P17

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	32.19	28.39	30.56
4/1/2006	6/30/2006	36.96	28.55	32.36
7/1/2006	9/29/2006	34.00	26.60	28.04
9/30/2006	12/29/2006	31.30	26.39	30.01

1/1/2007	3/30/2007	36.05	28.09	33.90
3/31/2007	6/29/2007	42.90	33.63	40.53
6/30/2007	9/28/2007	48.77	30.25	39.12
9/29/2007	12/31/2007	40.70	33.22	36.55

1/1/2008	3/31/2008	39.67	26.69	36.06
4/1/2008	6/30/2008	44.76	33.65	35.62
7/1/2008	9/30/2008	35.66	21.03	22.58
10/1/2008	12/31/2008	22.30	6.82	11.26

1/1/2009	3/31/2009	12.44	4.98	7.34
4/1/2009	6/30/2009	12.38	7.04	10.33
7/1/2009	9/30/2009	14.84	8.96	13.12
10/1/2009	12/31/2009	16.51	11.89	16.12

1/1/2010	3/31/2010	17.60	12.26	14.24
4/1/2010	6/30/2010	15.15	10.01	10.06
7/1/2010	7/7/2010	10.55	9.81	10.55

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P18

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	87.05	57.67	62.72
4/1/2006	6/30/2006	73.38	55.41	57.12
7/1/2006	9/29/2006	77.78	50.35	77.03
9/30/2006	12/29/2006	93.15	72.60	84.84

1/1/2007	3/30/2007	97.80	81.90	92.91
3/31/2007	6/29/2007	127.60	89.60	122.04
6/30/2007	9/28/2007	155.00	111.62	153.54
9/29/2007	12/31/2007	202.96	150.64	198.08

1/1/2008	3/31/2008	200.20	115.44	143.50
4/1/2008	6/30/2008	192.24	144.54	167.44
7/1/2008	9/30/2008	180.91	100.61	113.66
10/1/2008	12/31/2008	116.40	79.16	85.35

1/1/2009	3/31/2009	109.90	78.20	105.12
4/1/2009	6/30/2009	146.40	103.90	142.43
7/1/2009	9/30/2009	188.89	134.42	185.37
10/1/2009	12/31/2009	213.94	180.76	210.86

1/1/2010	3/31/2010	237.48	190.26	234.93
4/1/2010	6/30/2010	279.00	199.35	251.53
7/1/2010	7/7/2010	258.77	243.20	258.77

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P19

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	44.15	34.31	37.97
4/1/2006	6/30/2006	56.45	37.11	42.37
7/1/2006	9/29/2006	44.13	25.88	28.91
9/30/2006	12/29/2006	37.02	25.85	30.03

1/1/2007	3/30/2007	33.79	27.18	30.69
3/31/2007	6/29/2007	42.08	30.33	34.80
6/30/2007	9/28/2007	37.00	27.76	33.74
9/29/2007	12/31/2007	45.21	32.99	44.93

1/1/2008	3/31/2008	56.14	32.98	43.50
4/1/2008	6/30/2008	77.38	41.25	75.03
7/1/2008	9/30/2008	75.37	27.91	32.89
10/1/2008	12/31/2008	32.58	10.43	16.29

1/1/2009	3/31/2009	20.62	11.77	13.37
4/1/2009	6/30/2009	19.94	12.53	15.37
7/1/2009	9/30/2009	24.00	13.01	22.13
10/1/2009	12/31/2009	25.86	19.42	22.25

1/1/2010	3/31/2010	28.14	20.07	22.85
4/1/2010	6/30/2010	28.51	19.26	19.81
7/1/2010	7/7/2010	20.79	19.10	20.78

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P20

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	49.40	44.72	45.13
4/1/2006	6/30/2006	49.29	44.40	46.35
7/1/2006	9/29/2006	46.85	41.63	45.76
9/30/2006	12/29/2006	46.20	42.50	46.00

1/1/2007	3/30/2007	49.37	45.18	47.06
3/31/2007	6/29/2007	53.95	47.00	51.40
6/30/2007	9/28/2007	57.44	50.19	57.04
9/29/2007	12/31/2007	63.91	56.24	62.63

1/1/2008	3/31/2008	66.55	57.57	64.95
4/1/2008	6/30/2008	68.80	62.52	62.80
7/1/2008	9/30/2008	65.99	51.25	58.75
10/1/2008	12/31/2008	60.73	29.69	45.84

1/1/2009	3/31/2009	46.94	10.83	19.36
4/1/2009	6/30/2009	37.72	17.26	31.09
7/1/2009	9/30/2009	44.07	28.17	42.74
10/1/2009	12/31/2009	47.75	39.82	46.25

1/1/2010	3/31/2010	55.20	45.78	54.29
4/1/2010	6/30/2010	56.56	39.91	42.67
7/1/2010	7/7/2010	45.52	41.55	45.47

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P21

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	48.56	35.14	36.51
4/1/2006	6/30/2006	38.84	31.52	38.68
7/1/2006	9/29/2006	38.62	25.76	32.12
9/30/2006	12/29/2006	43.25	30.59	39.46

1/1/2007	3/30/2007	42.00	36.30	39.79
3/31/2007	6/29/2007	74.72	39.55	68.41
6/30/2007	9/28/2007	94.25	68.02	93.15
9/29/2007	12/31/2007	101.04	76.50	92.64

1/1/2008	3/31/2008	97.43	61.20	71.30
4/1/2008	6/30/2008	84.88	70.65	73.33
7/1/2008	9/30/2008	91.75	61.33	72.76
10/1/2008	12/31/2008	71.95	34.68	51.28

1/1/2009	3/31/2009	75.61	47.64	73.44
4/1/2009	6/30/2009	88.56	71.71	83.66
7/1/2009	9/30/2009	94.50	75.41	93.36
10/1/2009	12/31/2009	145.91	88.27	134.52

1/1/2010	3/31/2010	138.19	113.83	135.73
4/1/2010	6/30/2010	151.09	106.01	109.26
7/1/2010	7/7/2010	113.63	106.70	113.44

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P22

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	63.26	47.27	52.51
4/1/2006	6/30/2006	56.30	50.10	51.67
7/1/2006	9/29/2006	52.00	43.10	49.24
9/30/2006	12/29/2006	53.18	33.33	38.97

1/1/2007	3/30/2007	48.85	39.02	43.90
3/31/2007	6/29/2007	58.45	42.59	58.43
6/30/2007	9/28/2007	65.49	53.50	60.15
9/29/2007	12/31/2007	80.75	60.03	70.15

1/1/2008	3/31/2008	81.68	37.92	43.20
4/1/2008	6/30/2008	55.64	42.32	44.26
7/1/2008	9/30/2008	68.48	43.79	59.30
10/1/2008	12/31/2008	78.61	48.32	76.62

1/1/2009	3/31/2009	90.00	61.99	78.33
4/1/2009	6/30/2009	72.50	55.35	71.12
7/1/2009	9/30/2009	74.75	62.85	73.67
10/1/2009	12/31/2009	76.86	52.79	60.58

1/1/2010	3/31/2010	65.72	55.25	61.29
4/1/2010	6/30/2010	66.67	42.41	42.47
7/1/2010	7/7/2010	44.69	41.45	42.95

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P23

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2007	3/30/2007	15.44	11.68	14.36
3/31/2007	6/29/2007	15.25	11.02	11.12
6/30/2007	9/28/2007	13.02	8.41	11.78
9/29/2007	12/31/2007	15.85	11.04	12.94

1/1/2008	3/31/2008	19.93	13.26	14.62
4/1/2008	6/30/2008	16.99	12.24	16.54
7/1/2008	9/30/2008	17.00	7.27	8.33
10/1/2008	12/31/2008	8.80	3.31	7.72

1/1/2009	3/31/2009	9.75	5.80	9.25
4/1/2009	6/30/2009	11.99	7.36	8.84
7/1/2009	9/30/2009	11.49	8.22	10.71
10/1/2009	12/31/2009	14.37	10.00	11.38

1/1/2010	3/31/2010	13.06	9.61	9.85
4/1/2010	6/30/2010	11.83	9.83	10.30
7/1/2010	7/7/2010	10.28	9.40	9.74

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P24

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	55.00	51.05	52.55
4/1/2006	6/30/2006	54.90	50.92	53.22
7/1/2006	9/29/2006	56.19	49.75	56.08
9/30/2006	12/29/2006	62.50	55.00	60.67

1/1/2007	3/30/2007	61.00	53.91	56.40
3/31/2007	6/29/2007	65.24	55.34	61.18
6/30/2007	9/28/2007	65.89	55.50	59.37
9/29/2007	12/31/2007	63.63	50.37	52.02

1/1/2008	3/31/2008	52.32	39.50	43.72
4/1/2008	6/30/2008	52.63	37.61	37.67
7/1/2008	9/30/2008	42.50	31.71	35.43
10/1/2008	12/31/2008	35.80	16.55	18.55

1/1/2009	3/31/2009	21.38	9.71	13.63
4/1/2009	6/30/2009	28.45	13.18	23.24
7/1/2009	9/30/2009	36.50	22.00	33.90
10/1/2009	12/31/2009	42.25	31.69	40.52

1/1/2010	3/31/2010	43.24	36.60	41.26
4/1/2010	6/30/2010	49.19	37.14	39.70
7/1/2010	7/7/2010	41.22	38.43	41.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P25

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	47.20	42.98	45.54
4/1/2006	6/30/2006	50.50	45.26	48.10
7/1/2006	9/29/2006	54.00	47.59	53.57
9/30/2006	12/29/2006	55.08	51.32	53.39

1/1/2007	3/30/2007	54.21	48.36	51.02
3/31/2007	6/29/2007	52.20	48.55	48.89
6/30/2007	9/28/2007	52.77	46.52	50.27
9/29/2007	12/31/2007	52.95	40.61	41.26

1/1/2008	3/31/2008	45.08	33.25	37.91
4/1/2008	6/30/2008	41.37	23.65	23.87
7/1/2008	9/30/2008	38.85	18.44	35.00
10/1/2008	12/31/2008	38.50	10.01	14.08

1/1/2009	3/31/2009	14.81	2.53	6.82
4/1/2009	6/30/2009	15.06	6.45	13.20
7/1/2009	9/30/2009	18.25	11.27	16.92
10/1/2009	12/31/2009	18.64	14.12	15.06

1/1/2010	3/31/2010	18.35	14.25	17.85
4/1/2010	6/30/2010	19.82	14.30	14.37
7/1/2010	7/7/2010	14.73	13.50	14.71

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P26

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	49.15	38.61	47.20
4/1/2006	6/30/2006	71.43	43.83	52.20
7/1/2006	9/29/2006	56.00	30.85	34.43
9/30/2006	12/29/2006	45.49	31.88	37.83

1/1/2007	3/30/2007	41.76	33.89	37.67
3/31/2007	6/29/2007	52.20	37.41	45.30
6/30/2007	9/28/2007	47.74	35.97	44.82
9/29/2007	12/31/2007	62.55	44.49	61.64

1/1/2008	3/31/2008	63.96	42.05	51.00
4/1/2008	6/30/2008	88.69	49.38	88.05
7/1/2008	9/30/2008	88.26	39.10	45.00
10/1/2008	12/31/2008	43.98	16.01	22.75

1/1/2009	3/31/2009	30.95	20.17	25.04
4/1/2009	6/30/2009	37.44	23.64	30.16
7/1/2009	9/30/2009	41.54	27.20	37.22
10/1/2009	12/31/2009	48.14	34.54	45.21

1/1/2010	3/31/2010	51.94	39.90	45.70
4/1/2010	6/30/2010	50.25	34.91	39.13
7/1/2010	7/7/2010	42.17	38.08	41.96

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P27

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	49.33	44.85	47.23
4/1/2006	6/30/2006	50.71	47.17	48.24
7/1/2006	9/29/2006	50.35	46.22	49.67
9/30/2006	12/29/2006	56.66	48.83	55.70

1/1/2007	3/30/2007	56.28	48.05	51.34
3/31/2007	6/29/2007	55.53	50.41	51.29
6/30/2007	9/28/2007	52.97	44.66	46.67
9/29/2007	12/31/2007	48.77	28.80	29.44

1/1/2008	3/31/2008	29.89	18.00	21.42
4/1/2008	6/30/2008	27.35	16.58	16.76
7/1/2008	9/30/2008	22.21	12.85	20.51
10/1/2008	12/31/2008	23.50	3.05	6.71

1/1/2009	3/31/2009	7.58	0.97	2.53
4/1/2009	6/30/2009	4.48	2.43	2.97
7/1/2009	9/30/2009	5.42	2.55	4.84
10/1/2009	12/31/2009	5.00	3.15	3.31

1/1/2010	3/31/2010	4.40	3.11	4.05
4/1/2010	6/30/2010	5.07	3.53	3.76
7/1/2010	7/7/2010	3.91	3.62	3.91

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P28

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	28.88	16.77	26.90
4/1/2006	6/30/2006	31.02	22.56	29.80
7/1/2006	9/29/2006	32.04	22.05	28.31
9/30/2006	12/29/2006	46.29	28.56	41.25

1/1/2007	3/30/2007	52.40	35.23	36.39
3/31/2007	6/29/2007	44.10	32.01	33.87
6/30/2007	9/28/2007	38.61	26.21	33.03
9/29/2007	12/31/2007	37.79	21.59	22.25

1/1/2008	3/31/2008	31.25	17.19	19.23
4/1/2008	6/30/2008	23.40	9.70	10.11
7/1/2008	9/30/2008	21.39	5.91	16.68
10/1/2008	12/31/2008	20.89	9.90	18.06

1/1/2009	3/31/2009	21.83	6.38	8.81
4/1/2009	6/30/2009	15.75	7.86	8.86
7/1/2009	9/30/2009	17.55	8.87	16.44
10/1/2009	12/31/2009	18.73	10.94	17.92

1/1/2010	3/31/2010	23.64	16.82	21.97
4/1/2010	6/30/2010	25.57	16.63	22.00
7/1/2010	7/7/2010	22.90	19.84	21.33

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P29

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	35.57	27.80	31.41
4/1/2006	6/30/2006	33.75	26.81	30.25
7/1/2006	9/29/2006	33.76	28.07	28.98
9/30/2006	12/29/2006	34.27	27.92	29.05

1/1/2007	3/30/2007	31.83	27.27	30.88
3/31/2007	6/29/2007	37.75	30.88	34.60
6/30/2007	9/28/2007	37.15	31.38	35.26
9/29/2007	12/31/2007	41.19	35.25	39.20

1/1/2008	3/31/2008	49.83	34.44	46.15
4/1/2008	6/30/2008	68.10	45.26	65.96
7/1/2008	9/30/2008	73.89	31.19	35.86
10/1/2008	12/31/2008	35.43	9.84	16.17

1/1/2009	3/31/2009	20.13	13.28	17.06
4/1/2009	6/30/2009	24.66	16.45	19.83
7/1/2009	9/30/2009	29.49	16.92	28.40
10/1/2009	12/31/2009	30.00	22.07	25.88

1/1/2010	3/31/2010	29.20	22.10	23.64
4/1/2010	6/30/2010	25.55	19.75	20.95
7/1/2010	7/7/2010	21.49	20.31	21.42

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P30

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
3/31/2007	6/29/2007	23.25	18.02	19.70
6/30/2007	9/28/2007	21.80	14.94	17.95
9/29/2007	12/31/2007	21.10	14.04	14.89

1/1/2008	3/31/2008	18.97	7.94	8.60
4/1/2008	6/30/2008	10.75	4.84	5.70
7/1/2008	9/30/2008	10.26	4.00	7.45
10/1/2008	12/31/2008	11.90	5.11	11.46

1/1/2009	3/31/2009	12.65	3.52	5.63
4/1/2009	6/30/2009	8.27	5.31	5.79
7/1/2009	9/30/2009	9.88	5.56	8.96
10/1/2009	12/31/2009	12.08	6.78	11.38

1/1/2010	3/31/2010	14.90	10.93	14.59
4/1/2010	6/30/2010	14.94	10.90	11.75
7/1/2010	7/7/2010	12.28	10.71	11.71

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P31

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	13.84	9.90	10.58
4/1/2006	6/30/2006	11.25	8.50	10.79
7/1/2006	9/29/2006	14.89	10.28	13.40
9/30/2006	12/29/2006	18.06	12.63	18.01

1/1/2007	3/30/2007	23.67	16.85	22.53
3/31/2007	6/29/2007	44.75	22.66	43.38
6/30/2007	9/28/2007	93.35	43.51	90.85
9/29/2007	12/31/2007	131.34	69.63	77.40

1/1/2008	3/31/2008	88.49	48.24	59.91
4/1/2008	6/30/2008	116.43	58.65	80.18
7/1/2008	9/30/2008	81.45	30.52	35.49
10/1/2008	12/31/2008	38.86	3.04	10.66

1/1/2009	3/31/2009	17.35	2.73	5.09
4/1/2009	6/30/2009	11.48	4.35	5.78
7/1/2009	9/30/2009	7.99	4.90	6.63
10/1/2009	12/31/2009	7.62	5.66	5.82

1/1/2010	3/31/2010	6.95	5.07	5.84
4/1/2010	6/30/2010	6.82	3.57	3.57
7/1/2010	7/7/2010	3.62	3.28	3.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P32

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	47.86	36.93	39.06
4/1/2006	6/30/2006	40.82	28.20	29.29
7/1/2006	9/29/2006	29.48	22.83	28.36
9/30/2006	12/29/2006	33.99	27.00	30.07

1/1/2007	3/30/2007	34.34	28.60	33.15
3/31/2007	6/29/2007	35.41	30.41	32.18
6/30/2007	9/28/2007	39.49	31.87	39.02
9/29/2007	12/31/2007	40.73	30.95	33.19

1/1/2008	3/31/2008	33.51	25.33	29.84
4/1/2008	6/30/2008	33.47	26.89	27.33
7/1/2008	9/30/2008	29.13	19.95	22.38
10/1/2008	12/31/2008	22.23	10.91	13.96

1/1/2009	3/31/2009	15.48	9.91	12.56
4/1/2009	6/30/2009	18.39	12.28	17.13
7/1/2009	9/30/2009	24.73	15.78	23.61
10/1/2009	12/31/2009	25.80	21.52	23.54

1/1/2010	3/31/2010	28.36	21.52	26.95
4/1/2010	6/30/2010	27.67	19.54	19.61
7/1/2010	7/7/2010	19.84	19.06	19.82

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P33

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	42.63	33.42	39.38
4/1/2006	6/30/2006	46.37	31.25	38.63
7/1/2006	9/29/2006	40.59	34.54	37.97
9/30/2006	12/29/2006	46.42	37.56	46.15

1/1/2007	3/30/2007	49.41	41.52	48.61
3/31/2007	6/29/2007	62.62	48.29	60.65
6/30/2007	9/28/2007	73.86	46.08	73.24
9/29/2007	12/31/2007	86.65	70.19	80.20

1/1/2008	3/31/2008	88.21	63.60	76.55
4/1/2008	6/30/2008	101.56	77.00	89.03
7/1/2008	9/30/2008	88.41	48.36	56.22
10/1/2008	12/31/2008	56.28	26.47	34.90

1/1/2009	3/31/2009	41.03	31.15	37.67
4/1/2009	6/30/2009	58.62	37.24	52.97
7/1/2009	9/30/2009	68.50	48.03	67.67
10/1/2009	12/31/2009	80.92	65.08	74.61

1/1/2010	3/31/2010	78.29	60.85	73.66
4/1/2010	6/30/2010	76.08	57.20	61.96
7/1/2010	7/7/2010	66.09	60.89	66.02

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P34

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	8.96	7.39	7.96
4/1/2006	6/30/2006	8.00	6.18	6.93
7/1/2006	9/29/2006	9.46	6.07	8.09
9/30/2006	12/29/2006	9.19	6.85	7.51

1/1/2007	3/30/2007	8.97	7.43	7.89
3/31/2007	6/29/2007	9.70	7.67	9.42
6/30/2007	9/28/2007	9.64	7.49	8.49
9/29/2007	12/31/2007	9.24	6.65	6.73

1/1/2008	3/31/2008	6.94	4.95	5.72
4/1/2008	6/30/2008	8.79	4.46	4.81
7/1/2008	9/30/2008	6.33	4.17	5.20
10/1/2008	12/31/2008	4.95	1.02	2.29

1/1/2009	3/31/2009	2.99	1.50	2.63
4/1/2009	6/30/2009	6.53	2.40	6.07
7/1/2009	9/30/2009	8.86	5.25	7.21
10/1/2009	12/31/2009	10.37	6.61	10.00

1/1/2010	3/31/2010	14.54	10.06	12.57
4/1/2010	6/30/2010	14.57	9.75	10.08
7/1/2010	7/7/2010	10.63	10.02	10.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P35

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	60.92	44.16	56.59
4/1/2006	6/30/2006	68.36	41.46	53.30
7/1/2006	9/29/2006	59.92	45.77	51.96
9/30/2006	12/29/2006	62.14	46.44	55.73

1/1/2007	3/30/2007	67.19	48.98	66.19
3/31/2007	6/29/2007	85.50	65.62	82.82
6/30/2007	9/28/2007	110.48	67.08	104.89
9/29/2007	12/31/2007	120.20	85.71	102.44

1/1/2008	3/31/2008	107.37	69.10	96.22
4/1/2008	6/30/2008	127.23	93.00	117.19
7/1/2008	9/30/2008	117.08	51.24	56.85
10/1/2008	12/31/2008	56.20	15.70	24.44

1/1/2009	3/31/2009	43.45	21.17	38.11
4/1/2009	6/30/2009	61.55	36.60	50.11
7/1/2009	9/30/2009	73.43	43.19	68.61
10/1/2009	12/31/2009	87.35	63.01	80.29

1/1/2010	3/31/2010	90.55	66.04	83.54
4/1/2010	6/30/2010	88.30	58.24	59.13
7/1/2010	7/7/2010	62.96	56.71	62.96

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P36

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	41.43	36.30	39.36
4/1/2006	6/30/2006	41.02	35.86	36.95
7/1/2006	9/29/2006	40.18	35.95	38.08
9/30/2006	12/29/2006	41.56	37.75	40.93

1/1/2007	3/30/2007	41.41	37.93	38.69
3/31/2007	6/29/2007	43.32	37.88	39.77
6/30/2007	9/28/2007	41.17	33.60	33.88
9/29/2007	12/31/2007	35.33	24.82	25.13

1/1/2008	3/31/2008	28.58	20.25	20.92
4/1/2008	6/30/2008	23.75	8.96	10.18
7/1/2008	9/30/2008	21.00	7.96	11.90
10/1/2008	12/31/2008	14.75	6.33	8.26

1/1/2009	3/31/2009	8.65	1.01	2.92
4/1/2009	6/30/2009	9.15	2.50	7.10
7/1/2009	9/30/2009	11.20	6.34	10.13
10/1/2009	12/31/2009	10.90	8.76	9.75

1/1/2010	3/31/2010	14.04	9.82	13.59
4/1/2010	6/30/2010	15.95	12.00	12.29
7/1/2010	7/7/2010	12.95	11.75	12.93

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P37

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
9/30/2006	12/29/2006	30.00	23.59	29.80

1/1/2007	3/30/2007	59.88	27.54	52.01
3/31/2007	6/29/2007	91.10	52.10	89.29
6/30/2007	9/28/2007	123.21	74.77	117.74
9/29/2007	12/31/2007	283.00	119.95	267.14

1/1/2008	3/31/2008	272.47	143.34	231.14
4/1/2008	6/30/2008	317.00	232.20	272.82
7/1/2008	9/30/2008	301.30	176.07	188.91
10/1/2008	12/31/2008	202.88	85.28	137.96

1/1/2009	3/31/2009	165.20	100.93	132.70
4/1/2009	6/30/2009	207.51	129.90	162.12
7/1/2009	9/30/2009	176.00	112.12	152.86
10/1/2009	12/31/2009	162.20	115.09	135.40

1/1/2010	3/31/2010	142.46	98.71	122.65
4/1/2010	6/30/2010	152.53	100.20	113.83
7/1/2010	7/7/2010	128.73	112.06	128.51

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P38

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	30.53	19.02	29.68
4/1/2006	6/30/2006	32.95	23.75	32.40
7/1/2006	9/29/2006	37.60	24.33	26.58
9/30/2006	12/29/2006	32.99	24.01	28.74

1/1/2007	3/30/2007	33.75	25.47	32.64
3/31/2007	6/29/2007	45.75	31.96	43.77
6/30/2007	9/28/2007	49.10	31.61	41.64
9/29/2007	12/31/2007	49.11	39.54	40.58

1/1/2008	3/31/2008	41.00	25.23	27.26
4/1/2008	6/30/2008	32.99	23.03	23.91
7/1/2008	9/30/2008	24.26	16.50	18.42
10/1/2008	12/31/2008	18.36	7.51	12.63

1/1/2009	3/31/2009	16.84	11.80	12.79
4/1/2009	6/30/2009	18.40	12.09	13.11
7/1/2009	9/30/2009	15.15	12.01	13.92
10/1/2009	12/31/2009	16.54	11.03	12.04

1/1/2010	3/31/2010	14.77	12.11	13.50
4/1/2010	6/30/2010	15.70	12.76	13.45
7/1/2010	7/7/2010	13.46	12.19	12.40

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P39

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	35.55	32.22	34.78
4/1/2006	6/30/2006	35.24	32.78	32.96
7/1/2006	9/29/2006	35.65	32.06	35.30
9/30/2006	12/29/2006	38.49	34.62	37.21

1/1/2007	3/30/2007	38.28	33.90	35.36
3/31/2007	6/29/2007	39.77	34.55	38.28
6/30/2007	9/28/2007	42.07	36.20	41.40
9/29/2007	12/31/2007	42.15	36.07	37.07

1/1/2008	3/31/2008	37.74	31.65	37.01
4/1/2008	6/30/2008	38.52	26.16	26.69
7/1/2008	9/30/2008	30.39	22.19	25.50
10/1/2008	12/31/2008	25.75	12.58	16.20

1/1/2009	3/31/2009	17.22	5.87	10.11
4/1/2009	6/30/2009	14.55	9.80	11.72
7/1/2009	9/30/2009	17.52	10.50	16.42
10/1/2009	12/31/2009	16.87	14.15	15.13

1/1/2010	3/31/2010	18.93	15.15	18.20
4/1/2010	6/30/2010	19.70	14.28	14.42
7/1/2010	7/7/2010	14.66	13.75	14.62

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P40

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	3.09	2.81	2.94
4/1/2006	6/30/2006	3.34	2.62	2.98
7/1/2006	9/29/2006	3.06	2.59	2.73
9/30/2006	12/29/2006	3.97	2.67	3.65

1/1/2007	3/30/2007	4.85	3.64	4.67
3/31/2007	6/29/2007	6.05	4.49	5.83
6/30/2007	9/28/2007	9.54	5.79	7.38
9/29/2007	12/31/2007	9.33	6.58	9.04

1/1/2008	3/31/2008	9.29	5.56	7.03
4/1/2008	6/30/2008	9.94	6.47	8.35
7/1/2008	9/30/2008	9.33	6.99	8.74
10/1/2008	12/31/2008	9.11	5.19	8.60

1/1/2009	3/31/2009	11.22	7.13	10.67
4/1/2009	6/30/2009	21.21	10.19	19.71
7/1/2009	9/30/2009	25.29	17.76	24.61
10/1/2009	12/31/2009	27.65	19.87	27.16

1/1/2010	3/31/2010	32.83	26.04	32.27
4/1/2010	6/30/2010	33.20	21.85	25.70
7/1/2010	7/7/2010	26.75	24.84	26.57

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P41

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	35.13	31.54	33.43
4/1/2006	6/30/2006	35.22	31.00	34.84
7/1/2006	9/29/2006	36.37	32.96	35.01
9/30/2006	12/29/2006	36.47	32.18	34.21

1/1/2007	3/30/2007	37.16	33.69	34.94
3/31/2007	6/29/2007	37.00	34.05	34.40
6/30/2007	9/28/2007	35.20	26.50	30.73
9/29/2007	12/31/2007	31.99	23.26	25.45

1/1/2008	3/31/2008	25.57	19.75	22.64
4/1/2008	6/30/2008	24.88	17.70	17.81
7/1/2008	9/30/2008	19.60	3.51	8.61
10/1/2008	12/31/2008	8.32	0.71	2.83

1/1/2009	3/31/2009	3.38	0.78	1.90
4/1/2009	6/30/2009	7.41	1.76	6.99
7/1/2009	9/30/2009	13.68	5.02	11.95
10/1/2009	12/31/2009	12.40	8.38	11.35

1/1/2010	3/31/2010	18.70	11.52	18.34
4/1/2010	6/30/2010	19.36	12.98	13.07
7/1/2010	7/7/2010	13.84	12.39	13.81

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P42

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	89.12	79.24	80.55
4/1/2006	6/30/2006	93.95	80.14	84.60
7/1/2006	9/29/2006	88.51	79.55	86.75
9/30/2006	12/29/2006	93.75	83.78	93.31

1/1/2007	3/30/2007	97.95	90.30	95.58
3/31/2007	6/29/2007	106.23	94.89	98.51
6/30/2007	9/28/2007	100.54	83.00	92.55
9/29/2007	12/31/2007	99.14	86.37	87.19

1/1/2008	3/31/2008	87.88	63.98	75.77
4/1/2008	6/30/2008	79.88	64.41	64.57
7/1/2008	9/30/2008	68.35	31.50	40.99
10/1/2008	12/31/2008	39.74	4.16	16.42

1/1/2009	3/31/2009	19.91	3.33	7.85
4/1/2009	6/30/2009	18.16	7.16	11.87
7/1/2009	9/30/2009	29.00	10.00	26.50
10/1/2009	12/31/2009	29.59	22.89	23.26

1/1/2010	3/31/2010	29.12	21.60	28.42
4/1/2010	6/30/2010	30.45	21.85	22.13
7/1/2010	7/7/2010	22.80	20.95	22.40

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P43

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	55.35	47.66	54.73
4/1/2006	6/30/2006	63.64	52.41	60.34
7/1/2006	9/29/2006	61.85	49.68	57.19
9/30/2006	12/29/2006	67.95	56.23	62.50

1/1/2007	3/30/2007	69.65	59.64	64.85
3/31/2007	6/29/2007	74.35	65.98	67.07
6/30/2007	9/28/2007	75.45	52.63	60.75
9/29/2007	12/31/2007	62.83	42.78	44.03

1/1/2008	3/31/2008	55.99	37.40	51.75
4/1/2008	6/30/2008	55.34	39.11	40.07
7/1/2008	9/30/2008	43.25	25.95	28.14
10/1/2008	12/31/2008	28.55	10.98	17.90

1/1/2009	3/31/2009	23.78	9.11	12.70
4/1/2009	6/30/2009	26.68	12.26	22.20
7/1/2009	9/30/2009	34.78	18.49	33.03
10/1/2009	12/31/2009	37.55	27.67	36.57

1/1/2010	3/31/2010	47.52	33.15	46.64
4/1/2010	6/30/2010	56.65	41.28	41.43
7/1/2010	7/7/2010	43.12	39.60	43.07

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P44

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	61.91	41.57	59.77
4/1/2006	6/30/2006	72.23	44.75	52.09
7/1/2006	9/29/2006	53.80	31.32	37.61
9/30/2006	12/29/2006	50.77	35.59	48.34

1/1/2007	3/30/2007	55.80	40.36	42.90
3/31/2007	6/29/2007	61.99	42.43	58.33
6/30/2007	9/28/2007	65.50	42.10	50.86
9/29/2007	12/31/2007	67.57	48.76	65.82

1/1/2008	3/31/2008	72.00	47.97	65.16
4/1/2008	6/30/2008	89.98	62.76	75.83
7/1/2008	9/30/2008	78.55	35.82	45.14
10/1/2008	12/31/2008	44.70	14.30	22.89

1/1/2009	3/31/2009	28.06	15.38	21.30
4/1/2009	6/30/2009	42.25	20.29	35.72
7/1/2009	9/30/2009	50.56	30.21	48.94
10/1/2009	12/31/2009	59.27	43.81	51.59

1/1/2010	3/31/2010	61.28	42.47	56.60
4/1/2010	6/30/2010	65.93	44.25	50.09
7/1/2010	7/7/2010	52.87	48.05	52.25

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P45

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	42.42	37.88	41.64
4/1/2006	6/30/2006	46.80	39.34	42.00
7/1/2006	9/29/2006	47.49	40.40	46.96
9/30/2006	12/29/2006	49.00	45.51	48.30

1/1/2007	3/30/2007	51.95	45.91	48.38
3/31/2007	6/29/2007	53.25	47.70	48.45
6/30/2007	9/28/2007	50.48	42.18	45.82
9/29/2007	12/31/2007	48.02	40.15	43.65

1/1/2008	3/31/2008	49.28	36.02	42.95
4/1/2008	6/30/2008	49.75	33.96	34.31
7/1/2008	9/30/2008	48.35	29.25	46.70
10/1/2008	12/31/2008	50.50	19.69	31.53

1/1/2009	3/31/2009	31.64	14.96	26.58
4/1/2009	6/30/2009	38.94	25.32	34.11
7/1/2009	9/30/2009	46.50	31.59	43.82
10/1/2009	12/31/2009	47.47	40.06	41.67

1/1/2010	3/31/2010	46.05	37.03	44.75
4/1/2010	6/30/2010	48.20	36.51	36.61
7/1/2010	7/7/2010	38.24	35.16	38.15

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P46

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	37.67	32.96	36.80
4/1/2006	6/30/2006	38.31	34.24	35.68
7/1/2006	9/29/2006	38.15	34.48	37.44
9/30/2006	12/29/2006	38.62	35.73	38.03

1/1/2007	3/30/2007	39.90	35.94	37.47
3/31/2007	6/29/2007	38.95	34.15	34.33
6/30/2007	9/28/2007	37.09	31.38	32.33
9/29/2007	12/31/2007	34.05	21.56	23.45

1/1/2008	3/31/2008	27.23	20.19	21.95
4/1/2008	6/30/2008	26.12	10.80	10.98
7/1/2008	9/30/2008	16.00	7.94	11.94
10/1/2008	12/31/2008	15.20	4.99	8.52

1/1/2009	3/31/2009	9.31	4.84	7.87
4/1/2009	6/30/2009	9.81	4.46	5.24
7/1/2009	9/30/2009	7.06	4.40	6.50
10/1/2009	12/31/2009	6.85	5.29	5.55

1/1/2010	3/31/2010	8.18	5.65	7.75
4/1/2010	6/30/2010	9.84	7.18	7.69
7/1/2010	7/7/2010	8.02	7.14	7.99

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P47

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	57.96	52.00	54.59
4/1/2006	6/30/2006	60.51	54.30	56.44
7/1/2006	9/29/2006	63.47	53.94	62.08
9/30/2006	12/29/2006	66.72	61.74	66.40

1/1/2007	3/30/2007	71.18	64.29	67.79
3/31/2007	6/29/2007	74.72	66.90	70.95
6/30/2007	9/28/2007	72.27	54.42	65.97
9/29/2007	12/31/2007	69.68	55.86	58.22

1/1/2008	3/31/2008	58.11	45.64	52.00
4/1/2008	6/30/2008	56.78	45.18	45.32
7/1/2008	9/30/2008	59.20	39.99	42.81
10/1/2008	12/31/2008	43.20	4.76	18.84

1/1/2009	3/31/2009	25.57	4.90	6.69
4/1/2009	6/30/2009	19.99	5.53	17.21
7/1/2009	9/30/2009	27.82	14.35	25.91
10/1/2009	12/31/2009	28.09	21.99	24.88

1/1/2010	3/31/2010	30.74	22.52	30.70
4/1/2010	6/30/2010	33.55	23.87	24.29
7/1/2010	7/7/2010	24.64	22.99	24.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P48

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	58.02	38.44	56.66
4/1/2006	6/30/2006	78.90	54.68	77.86
7/1/2006	9/29/2006	77.86	57.71	68.35
9/30/2006	12/29/2006	97.25	66.06	89.48

1/1/2007	3/30/2007	109.45	81.01	86.61
3/31/2007	6/29/2007	91.91	71.24	76.39
6/30/2007	9/28/2007	142.75	75.56	133.42
9/29/2007	12/31/2007	148.76	102.50	103.05

1/1/2008	3/31/2008	105.35	70.00	73.64
4/1/2008	6/30/2008	83.13	45.30	47.44
7/1/2008	9/30/2008	59.00	30.56	36.11
10/1/2008	12/31/2008	37.00	2.89	5.93

1/1/2009	3/31/2009	9.15	1.38	3.01
4/1/2009	6/30/2009	11.84	3.08	7.86
7/1/2009	9/30/2009	20.73	6.32	16.84
10/1/2009	12/31/2009	18.83	12.95	14.94

1/1/2010	3/31/2010	22.49	14.89	21.15
4/1/2010	6/30/2010	27.84	18.09	22.14
7/1/2010	7/7/2010	22.99	20.73	22.95

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P49

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	16.70	13.42	13.98
4/1/2006	6/30/2006	16.83	12.97	15.25
7/1/2006	9/29/2006	16.68	13.67	16.46
9/30/2006	12/29/2006	22.93	15.78	20.81

1/1/2007	3/30/2007	28.10	18.99	25.97
3/31/2007	6/29/2007	39.90	25.76	38.01
6/30/2007	9/28/2007	53.41	31.66	52.14
9/29/2007	12/31/2007	95.08	47.46	91.90

1/1/2008	3/31/2008	116.69	69.17	99.95
4/1/2008	6/30/2008	159.01	92.55	140.96
7/1/2008	9/30/2008	143.13	60.60	66.26
10/1/2008	12/31/2008	69.65	21.37	33.71

1/1/2009	3/31/2009	48.49	30.37	40.90
4/1/2009	6/30/2009	57.80	36.14	43.16
7/1/2009	9/30/2009	54.29	38.37	46.83
10/1/2009	12/31/2009	62.45	43.84	59.73

1/1/2010	3/31/2010	68.25	52.87	60.77
4/1/2010	6/30/2010	60.21	38.86	38.98
7/1/2010	7/7/2010	42.87	37.68	42.74

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P50

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	29.92	23.09	28.99
4/1/2006	6/30/2006	33.12	25.80	27.21
7/1/2006	9/29/2006	27.56	18.14	22.78
9/30/2006	12/29/2006	30.00	21.95	25.86

1/1/2007	3/30/2007	26.80	20.30	23.19
3/31/2007	6/29/2007	25.99	19.05	19.39
6/30/2007	9/28/2007	22.09	15.62	20.72
9/29/2007	12/31/2007	29.14	20.60	26.62

1/1/2008	3/31/2008	39.65	20.38	34.65
4/1/2008	6/30/2008	40.90	26.05	26.07
7/1/2008	9/30/2008	33.97	26.40	30.88
10/1/2008	12/31/2008	30.66	17.90	29.89

1/1/2009	3/31/2009	44.40	28.78	42.92
4/1/2009	6/30/2009	50.24	36.25	41.34
7/1/2009	9/30/2009	48.20	37.93	46.17
10/1/2009	12/31/2009	61.65	44.31	55.14

1/1/2010	3/31/2010	75.65	48.52	73.74
4/1/2010	6/30/2010	127.95	73.62	108.65
7/1/2010	7/7/2010	118.49	103.32	118.46

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P51

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2008	3/31/2008	7.14	6.98	7.09
4/1/2008	6/30/2008	16.40	6.99	13.28
7/1/2008	9/30/2008	13.98	5.15	8.13
10/1/2008	12/31/2008	8.10	2.06	2.60

1/1/2009	3/31/2009	4.12	2.01	3.60
4/1/2009	6/30/2009	8.47	3.42	6.37
7/1/2009	9/30/2009	8.44	4.77	8.40
10/1/2009	12/31/2009	12.63	7.66	11.84

1/1/2010	3/31/2010	16.22	10.49	15.85
4/1/2010	6/30/2010	17.75	11.76	12.84
7/1/2010	7/7/2010	13.00	11.95	12.72

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P52

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	90.25	66.99	79.25
4/1/2006	6/30/2006	80.45	48.65	68.48
7/1/2006	9/29/2006	74.83	56.05	74.75
9/30/2006	12/29/2006	112.00	71.40	97.20

1/1/2007	3/30/2007	109.49	80.54	93.75
3/31/2007	6/29/2007	101.00	72.34	73.62
6/30/2007	9/28/2007	84.50	64.26	79.17
9/29/2007	12/31/2007	95.25	78.20	87.77

1/1/2008	3/31/2008	87.48	55.12	61.71
4/1/2008	6/30/2008	76.71	50.31	50.66
7/1/2008	9/30/2008	51.18	32.28	39.18
10/1/2008	12/31/2008	40.70	16.33	27.38

1/1/2009	3/31/2009	30.60	14.53	17.90
4/1/2009	6/30/2009	31.92	17.46	27.25
7/1/2009	9/30/2009	30.44	23.70	28.89
10/1/2009	12/31/2009	30.00	24.27	25.30

1/1/2010	3/31/2010	29.80	22.30	29.61
4/1/2010	6/30/2010	34.82	26.42	27.63
7/1/2010	7/7/2010	27.92	26.58	27.75

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P53

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	23.73	18.15	21.65
4/1/2006	6/30/2006	26.86	17.25	22.32
7/1/2006	9/29/2006	24.09	18.45	20.95
9/30/2006	12/29/2006	25.74	19.31	25.74

1/1/2007	3/30/2007	25.95	20.81	24.87
3/31/2007	6/29/2007	31.18	24.63	30.31
6/30/2007	9/28/2007	38.51	24.37	37.75
9/29/2007	12/31/2007	59.57	36.43	57.61

1/1/2008	3/31/2008	62.73	44.35	51.05
4/1/2008	6/30/2008	77.60	50.46	70.82
7/1/2008	9/30/2008	71.75	36.50	43.94
10/1/2008	12/31/2008	43.89	14.73	24.49

1/1/2009	3/31/2009	35.30	22.22	30.47
4/1/2009	6/30/2009	46.09	30.16	40.97
7/1/2009	9/30/2009	46.51	34.31	45.89
10/1/2009	12/31/2009	53.44	43.68	47.67

1/1/2010	3/31/2010	49.34	37.11	44.48
4/1/2010	6/30/2010	46.58	31.21	34.32
7/1/2010	7/7/2010	35.80	33.12	35.76

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P54

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	33.03	26.21	29.36
4/1/2006	6/30/2006	35.46	26.29	28.66
7/1/2006	9/29/2006	35.49	27.34	34.73
9/30/2006	12/29/2006	49.06	33.83	47.83

1/1/2007	3/30/2007	56.35	44.05	53.31
3/31/2007	6/29/2007	80.85	52.82	77.97
6/30/2007	9/28/2007	109.38	71.50	105.70
9/29/2007	12/31/2007	151.80	97.62	143.96

1/1/2008	3/31/2008	166.40	105.52	155.21
4/1/2008	6/30/2008	241.62	150.46	228.57
7/1/2008	9/30/2008	229.95	126.50	132.01
10/1/2008	12/31/2008	133.44	47.54	73.22

1/1/2009	3/31/2009	95.46	63.65	80.81
4/1/2009	6/30/2009	121.34	77.19	93.05
7/1/2009	9/30/2009	102.28	80.90	90.34
10/1/2009	12/31/2009	123.93	83.76	108.50

1/1/2010	3/31/2010	128.42	98.27	119.35
4/1/2010	6/30/2010	119.98	85.89	86.24
7/1/2010	7/7/2010	86.96	83.87	86.82

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P55

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
7/1/2008	9/30/2008	11.95	8.14	9.77
10/1/2008	12/31/2008	9.50	4.47	5.38

1/1/2009	3/31/2009	7.99	4.24	7.49
4/1/2009	6/30/2009	14.87	7.23	13.86
7/1/2009	9/30/2009	18.62	11.88	17.06
10/1/2009	12/31/2009	23.50	16.17	20.85

1/1/2010	3/31/2010	23.36	16.45	18.73
4/1/2010	6/30/2010	21.36	15.16	18.34
7/1/2010	7/7/2010	18.68	16.87	18.60

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P56

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	30.18	20.97	28.29
4/1/2006	6/30/2006	29.37	20.34	23.26
7/1/2006	9/29/2006	34.83	20.71	34.22
9/30/2006	12/29/2006	47.55	32.92	42.59

1/1/2007	3/30/2007	49.02	39.92	45.50
3/31/2007	6/29/2007	66.86	42.93	66.66
6/30/2007	9/28/2007	100.98	61.55	98.55
9/29/2007	12/31/2007	137.00	95.02	113.40

1/1/2008	3/31/2008	118.35	80.20	112.23
4/1/2008	6/30/2008	148.11	113.01	116.90
7/1/2008	9/30/2008	135.00	60.11	68.30
10/1/2008	12/31/2008	68.23	35.10	40.58

1/1/2009	3/31/2009	60.41	35.05	43.07
4/1/2009	6/30/2009	86.00	42.76	71.05
7/1/2009	9/30/2009	88.07	63.36	67.55
10/1/2009	12/31/2009	71.60	54.31	67.54

1/1/2010	3/31/2010	76.95	60.40	73.95
4/1/2010	6/30/2010	74.93	49.13	49.26
7/1/2010	7/7/2010	49.77	47.42	49.67

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P57

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	23.80	20.39	23.44
4/1/2006	6/30/2006	24.39	19.38	19.99
7/1/2006	9/29/2006	20.77	15.96	17.15
9/30/2006	12/29/2006	20.62	16.76	18.89

1/1/2007	3/30/2007	20.42	16.93	18.96
3/31/2007	6/29/2007	23.42	18.89	20.71
6/30/2007	9/28/2007	22.63	17.24	19.00
9/29/2007	12/31/2007	19.70	12.96	13.13

1/1/2008	3/31/2008	13.16	5.49	6.69
4/1/2008	6/30/2008	9.94	6.27	9.50
7/1/2008	9/30/2008	9.69	5.75	6.10
10/1/2008	12/31/2008	6.72	1.35	1.83

1/1/2009	3/31/2009	4.20	1.83	3.57
4/1/2009	6/30/2009	5.94	3.49	4.81
7/1/2009	9/30/2009	4.91	3.50	3.95
10/1/2009	12/31/2009	4.41	2.78	3.66

1/1/2010	3/31/2010	4.23	3.10	3.80
4/1/2010	6/30/2010	5.31	3.82	4.24
7/1/2010	7/7/2010	4.34	4.05	4.26

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P58

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
9/30/2006	12/29/2006	13.38	9.41	9.45

1/1/2007	3/30/2007	25.47	8.80	22.04
3/31/2007	6/29/2007	34.45	19.38	25.73
6/30/2007	9/28/2007	36.53	19.40	28.49
9/29/2007	12/31/2007	34.13	16.30	26.90

1/1/2008	3/31/2008	28.25	12.94	15.37
4/1/2008	6/30/2008	26.75	14.82	15.32
7/1/2008	9/30/2008	17.46	11.03	11.48
10/1/2008	12/31/2008	12.37	2.81	4.65

1/1/2009	3/31/2009	6.89	2.88	5.21
4/1/2009	6/30/2009	14.20	5.09	12.82
7/1/2009	9/30/2009	17.95	10.05	16.09
10/1/2009	12/31/2009	28.20	14.39	26.99

1/1/2010	3/31/2010	31.12	19.53	24.41
4/1/2010	6/30/2010	27.57	14.85	17.28
7/1/2010	7/7/2010	20.59	17.06	20.55

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P59

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	12.88	10.42	12.13
4/1/2006	6/30/2006	14.55	9.82	12.02
7/1/2006	9/29/2006	12.27	9.59	10.78
9/30/2006	12/29/2006	15.23	10.34	14.87

1/1/2007	3/30/2007	19.03	13.53	18.50
3/31/2007	6/29/2007	23.86	18.44	22.28
6/30/2007	9/28/2007	34.60	17.00	33.93
9/29/2007	12/31/2007	38.32	29.90	32.67

1/1/2008	3/31/2008	37.54	24.00	34.64
4/1/2008	6/30/2008	44.10	34.05	35.82
7/1/2008	9/30/2008	35.00	16.50	19.15
10/1/2008	12/31/2008	18.90	8.80	12.11

1/1/2009	3/31/2009	17.85	11.50	13.30
4/1/2009	6/30/2009	21.27	13.10	17.63
7/1/2009	9/30/2009	23.58	15.58	23.13
10/1/2009	12/31/2009	29.93	21.92	29.03

1/1/2010	3/31/2010	32.66	24.22	32.19
4/1/2010	6/30/2010	34.71	23.58	24.35
7/1/2010	7/7/2010	25.50	23.87	25.45

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P60

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	32.75	30.31	31.94
4/1/2006	6/30/2006	34.86	31.90	33.54
7/1/2006	9/29/2006	36.89	33.36	36.18
9/30/2006	12/29/2006	36.99	34.90	35.56

1/1/2007	3/30/2007	36.64	33.01	34.43
3/31/2007	6/29/2007	36.49	33.93	35.17
6/30/2007	9/28/2007	37.99	32.67	35.62
9/29/2007	12/31/2007	37.78	29.29	30.19

1/1/2008	3/31/2008	34.56	24.42	29.10
4/1/2008	6/30/2008	32.34	23.46	23.75
7/1/2008	9/30/2008	42.50	20.46	37.53
10/1/2008	12/31/2008	38.95	19.90	29.48

1/1/2009	3/31/2009	30.09	7.80	14.24
4/1/2009	6/30/2009	28.45	13.65	24.26
7/1/2009	9/30/2009	29.56	22.08	28.18
10/1/2009	12/31/2009	31.53	25.01	26.99

1/1/2010	3/31/2010	31.99	26.37	31.12
4/1/2010	6/30/2010	34.25	25.52	25.60
7/1/2010	7/7/2010	26.73	24.60	26.66

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P61

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	66.24	44.11	64.64
4/1/2006	6/30/2006	67.45	54.56	61.65
7/1/2006	9/29/2006	66.32	51.16	57.20
9/30/2006	12/29/2006	88.44	55.95	84.31

1/1/2007	3/30/2007	102.95	80.01	85.22
3/31/2007	6/29/2007	97.00	76.84	80.57
6/30/2007	9/28/2007	151.63	79.43	141.54
9/29/2007	12/31/2007	158.24	104.05	105.58

1/1/2008	3/31/2008	117.49	85.61	94.76
4/1/2008	6/30/2008	109.74	73.14	76.60
7/1/2008	9/30/2008	112.74	65.23	76.87
10/1/2008	12/31/2008	78.80	26.56	39.79

1/1/2009	3/31/2009	52.16	13.65	18.80
4/1/2009	6/30/2009	47.80	18.38	33.24
7/1/2009	9/30/2009	70.52	27.35	66.75
10/1/2009	12/31/2009	67.70	48.72	58.23

1/1/2010	3/31/2010	77.95	59.70	75.83
4/1/2010	6/30/2010	93.99	71.00	76.27
7/1/2010	7/7/2010	78.70	73.12	78.50

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P62

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2006	3/31/2006	64.47	48.05	60.68
4/1/2006	6/30/2006	77.52	56.15	70.12
7/1/2006	9/29/2006	70.66	53.63	57.68
9/30/2006	12/29/2006	79.01	54.18	73.14

1/1/2007	3/30/2007	101.60	68.83	99.17
3/31/2007	6/29/2007	127.26	99.07	108.75
6/30/2007	9/28/2007	116.37	74.47	105.94
9/29/2007	12/31/2007	121.11	85.05	120.91

1/1/2008	3/31/2008	128.30	91.11	126.87
4/1/2008	6/30/2008	196.00	122.00	184.78
7/1/2008	9/30/2008	180.57	68.63	77.61
10/1/2008	12/31/2008	77.92	20.73	37.20

1/1/2009	3/31/2009	41.30	16.66	21.13
4/1/2009	6/30/2009	43.15	20.18	35.74
7/1/2009	9/30/2009	51.65	29.36	44.37
10/1/2009	12/31/2009	58.19	33.25	55.12

1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	7/7/2010	40.45	36.94	40.39

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

RBC Capital Markets Corporation
P63

Reverse Convertible Notes due October 29, 2010 Each Linked to the Common Stock of a Single Reference Stock Issuer

SUPPLEMENTAL PLAN OF DISTRIBUTION
We expect that delivery of the Notes will be made against payment for the Notes on or about July 30, 2010, which is the third business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

RBC Capital Markets Corporation
P64